Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Ravenwood Bourne, Ltd.
West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Registration Statement on Form 10/A my report dated January 5, 2009, relating to the financial statements for the fiscal years ended October 31, 2008 and 2007.


/S/ Michael F. Cronin
----------------------------------
Michael F. Cronin
Certified Public Accountant

January 6, 2009